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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors
Sagent Technology, Inc.

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-88539) and on Form S-3 (No. 333-40628) of Sagent Technology, Inc. of our reports dated March 10, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
April 2, 2001